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                                                                    EXHIBIT 23.1

                        [LETTERHEAD OF ARTHUR ANDERSEN]


Inveresk Research Group, Inc.





For the attention of the Directors



14 May 2002






Dear Sirs


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of Amendment No. 1 to the Registration Statement (Form S-1 No. 333-85356) and related prospectus of Inveresk Research Group, Inc.



Yours faithfully


/s/ ARTHUR ANDERSEN


ARTHUR ANDERSEN